Exhibit 99.1
June 10, 2015

Caterpillar contact:
Rachel Potts
Global Government & Corporate Affairs
Office: 309-675-6892
Mobile: 309-573-3444
Potts_Rachel_A@cat.com

FOR IMMEDIATE RELEASE

Caterpillar Inc. Announces 10 Percent Increase in Dividend Rate

PEORIA, Ill. – The Board of Directors of Caterpillar Inc. (NYSE: CAT) voted today to increase the quarterly cash dividend by 10 percent to seventy-seven cents ($0.77) per share of common stock, payable August 20, 2015, to stockholders of record at the close of business on July 20, 2015.
“This 10 percent dividend increase is another example of our commitment to deliver superior returns to stockholders through the ups and downs of the industries we serve. Our strong balance sheet, cash flow and operational performance have put us in a position to reward stockholders with a higher dividend again this year,” said Caterpillar Chairman and CEO Doug Oberhelman. “The increase is consistent with our cash deployment priorities – maintaining financial strength, funding growth, appropriately funding pension/benefit plans, paying dividends and repurchasing stock.
“Today’s announcement demonstrates a commitment to stockholders that goes back to 1925. I am proud that, despite periods of business and economic uncertainty, Caterpillar has paid a cash dividend to stockholders every year since the company was formed in 1925 and has paid a quarterly dividend since 1933. We’ve paid higher annual dividends to stockholders for 21 consecutive years, and the cash dividend has more than doubled since 2006. I am equally proud that our equipment and services have helped build, grow and power the world for over 90 years,” Oberhelman added.
Since the beginning of 2013, Caterpillar has returned more than $10 billion in capital to its stockholders through dividend payments and stock repurchases.

About Caterpillar:
For 90 years, Caterpillar Inc. has been making sustainable progress possible and driving positive change on every continent. Customers turn to Caterpillar to help them develop infrastructure, energy and natural resource assets. With 2014 sales and revenues of $55.184 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. The company principally operates through its three product segments - Construction Industries, Resource Industries and Energy & Transportation - and also provides financing and related services through its Financial Products segment. For more information, visit caterpillar.com. To connect with us on social media, visit caterpillar.com/social-media.
Forward-looking Statements:
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance, and we do not undertake to update our forward-looking statements.

Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) government monetary or fiscal policies and infrastructure spending; (iii) commodity price changes, component price increases, fluctuations in demand for our products or significant shortages of component products; (iv) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (v) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (vi) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (vii) our Financial Products segment’s risks associated with the financial services industry; (viii) changes in interest rates or market liquidity conditions; (ix) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (x) new regulations or changes in financial services regulations; (xi) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xii) international trade policies and their impact on demand for our products and our competitive position; (xiii) our ability to develop, produce and market quality products that meet our customers’ needs; (xiv) the impact of the highly competitive environment in which we operate on our sales and pricing; (xv) failure to realize all of the anticipated benefits from initiatives to increase our productivity, efficiency and cash flow and to reduce costs; (xvi) additional restructuring costs or a failure to realize anticipated savings or benefits from past or future cost reduction actions; (xvii) inventory management decisions and sourcing practices of our dealers and our OEM customers; (xviii) compliance with environmental laws and regulations; (xix) alleged or actual violations of trade or anti-corruption laws and regulations; (xx) additional tax expense or exposure; (xxi) currency fluctuations; (xxii) our or Cat Financial’s compliance with financial covenants; (xxiii) increased pension plan funding obligations; (xxiv) union disputes or other employee relations issues; (xxv) significant legal proceedings, claims, lawsuits or government investigations; (xxvi) changes in accounting standards; (xxvii) failure or breach of IT security; (xxviii) adverse effects of unexpected events including natural disasters; and (xxix) other factors described in more detail under “Item 1A. Risk Factors” in our Form 10-K filed with the SEC on February 17, 2015, for the year ended December 31, 2014.